Rule 424(b)(3)
                                                               SEC No. 333-16439

                                                        Supplement to Prospectus
                                                               December 20, 1996

                                FX ENERGY, INC.


      This supplement is a part of and should be read in conjunction with the prospectus of FX Energy, Inc. (the "Company")
                   dated December 2, 1996 (the "Prospectus")

     Capitalized terms used but not defined herein have the same meaning as set forth in the Prospectus.

Selling Shareholders

     During December 1996, Sheldon M. Fechtor, a Selling Shareholders identified in the Prospectus gifted 650 shares of Common Stock to Boston University. Consequently, the table of Selling Shareholders is amended to include the 650 shares of Common Stock now held by Boston University. All of the shares of Common Stock of the Company held by Boston University are subject to this registration and on completion of the offering described herein, it will not hold any shares of the Company. Boston University is not, and has not been during the preceding three years, affiliated with the Company.